BYLAWS OF STP NUCLEAR OPERATING COMPANY


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                                                          EXHIBIT 15


                                     BYLAWS

                                       OF

                          STP NUCLEAR OPERATING COMPANY

                        (A Texas Non-Profit Corporation)


                                    ARTICLE 1
                                     PURPOSE
         The four owners of the South Texas Project, viz. the City of San Antonio, Texas, acting through the City Public Service Board of San Antonio ("San Antonio"); Central Power and Light Company, a Texas corporation ("Central"); Houston Lighting & Power Company, a Texas corporation ("HL&P"); and the City of Austin, Texas ("Austin"), and the successors or assigns of any such entities (San Antonio, Central, HL&P and Austin and their respective successors and assigns being sometimes referred to herein individually as a "Participant" and collectively as the "Participants"), have formed the Corporation to perform or cause to be performed on behalf of the Participants the operation, maintenance, repair, replacement reconstruction, decontamination and decommissioning of, and nuclear fuel procurement and the disposition of spent nuclear fuel for, the South Texas Project, a nuclear-fueled electric generating station located in Matagorda County, Texas (the "South Texas Project").

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The  Corporation  shall  conduct no other  business or  activity  other than the foregoing, nor shall the Corporation ever engage in any activity seeking profit or pecuniary gain.
                                    ARTICLE 2
                               BOARD OF DIRECTORS
         Section 2.1. Duties and Powers. The affairs of the Corporation shall be managed by the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not prohibited by statute, by the Articles of Incorporation of the Corporation (the "Articles of Incorporation") or by these Bylaws. Included among the powers of the Board of Directors is the power to make the rules for the government of its own business and of the business of the Corporation and to do all such actions and to do all such things as, in the sole judgment and discretion of such Board of Directors, shall be necessary or desirable in furtherance of the interests of the Corporation.
         Section 2.2. Number and Appointment. The Board of Directors shall consist of five members, who shall be selected in the manner set forth in the Articles of Incorporation.
         Section 2.3. Vacancies. Vacancies shall be filled in the manner set forth in the Articles of Incorporation.
         Section 2.4. Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas. Regular meetings of the Board of Directors may be held

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with or  without  notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the President or a majority of the directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than 48 hours before the date of the meeting, by telephone, telegram or telecopy on 24 hours' notice or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. A waiver of notice in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in the notice or waiver of notice of such meeting.
         Section 2.5. Quorum: Action by Directors. Except as may be otherwise specifically provided by law, the Articles of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. Directors present by proxy may not be counted toward a quorum. The act of a

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majority of the directors,  voting in person or by proxy at a meeting at which a quorum is present, shall be the act of the Board of Directors, unless the act of a greater number is otherwise required by law, the Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
         A director may vote in person or by proxy executed in writing by the director. No proxy shall be valid after three months from the date of its execution. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.
         Section 2.6. Actions Without a Meeting and Meetings by Telephone. Unless otherwise provided by law, the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing, setting forth the action to be taken, shall be signed by all the directors. Members of the Board of Directors may participate in and hold a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the

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meeting for the express  purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
                                    ARTICLE 3
                                    OFFICERS
         Section 3.1. General. The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers and assistant officers as may be deemed necessary. Any two or more offices may be held by the same person, except the offices of President and Secretary.
         Section 3.2. Appointment. The officers of the Corporation shall be elected or appointed by the Board of Directors at such time and at such manner and for such terms as shall be determined from time to time by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to appoint other officers or assistant officers at such time, in such manner and for such terms. All officers of the Corporation shall hold office for their stated terms and until their successors are chosen and qualified, subject to their earlier resignation or removal. Any officer elected or appointed may be removed, with or without cause, by the persons authorized to elect or appoint such officer whenever in their judgment the best interests of the Corporation be served thereby.
         Section 3.3. Powers and Duties. Each of the officers of the Corporation shall have such powers and duties as generally pertain

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to their respective  offices,  except as modified from time to time by the Board of Directors, and may also exercise such other and additional powers and duties as may from time to time be conferred upon them by the Board of Directors.
                                    ARTICLE 4

                           INDEMNIFICATION OF OFFICERS

         Section 4.1 Mandatory Indemnification for Officers. The Corporation shall indemnify any officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the indemnitee is or was an officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including court costs and attorneys' fees), judgments, fines (including fines imposed by the Nuclear Regulatory Commission), and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit or proceeding if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided that no indemnitee shall be entitled to indemnification for amounts paid in settlement of any

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claim,  action,  suit or  proceeding  unless such  settlement is approved by the
Board of Directors of the Corporation. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the indemnitee did not act in good faith and in a manner which the indemnitee reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the indemnitee's conduct was lawful. The right to indemnification under this Section 4.1 shall be a contract right that may be enforced in any lawful manner by an officer of the Corporation.
         Section 4.2 Indemnification for Employees and Agents. The Board of Directors may grant to an employee or agent of the Corporation who is not an officer of the Corporation rights to indemnification upon such terms and conditions as the Board of Directors deems appropriate.
         Section 4.3 Miscellaneous. The rights of indemnification as provided by this Article shall not be deemed exclusive of any other rights to which the indemnitee may at any time be entitled under applicable law, the Articles of Incorporation, these Bylaws, agreement, insurance, arrangement or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Article or any provision thereof shall be effective as to any indemnitee for acts, events and circumstances that occurred, in whole or in part,

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before such  amendment,  alteration  or repeal.  The  provisions of this Article shall continue as to an indemnitee after his employment with the Corporation has
ceased  and  shall   inure  to  the   benefit  of  his  heirs,   executors   and
administrators.
         If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article shall be construed so as to give the effect to the intent manifested by the provision held invalid, illegal or unenforceable.
                                    ARTICLE 5
                          INDEMNIFICATION OF DIRECTORS
         The Corporation shall indemnify, and advance Expenses (as this and all other capitalized words are defined in this Article or in Article 2.22A of the Texas Non-Profit Corporation Act) to, members of its Board of Directors to the fullest extent permitted by applicable law in effect on the date these Bylaws were adopted, and to such greater extent as applicable law may thereafter permit. The rights of a director provided under the preceding sentence shall include, but not be limited to, the right to be indemnified and to have Expenses advanced in all Proceedings to the fullest extent permitted by Article 2.22A of the Texas Non-Profit Corporation Act or any successor statutory provision, as from time to time amended.

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         The rights of indemnification and to receive advancement of Expenses as provided by this Article shall not be deemed exclusive of any other rights to which a director may at any time be entitled under applicable law, the Articles
of  Incorporation,   these  Bylaws,  agreement,  insurance,   arrangement  or  a
resolution of directors, or otherwise. No amendment, alteration or repeal of this Article or any provision thereof shall be effective as to any director for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this Article shall continue as to a director whose status as a director has ceased and shall inure to the benefit of his heirs, executors and administrators.
         If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article shall be construed so as to give the effect to the intent manifested by the provision held invalid, illegal or unenforceable.
         For purposes of this Article:
         "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred

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in connection  with  prosecuting,  defending,  preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.
                                    ARTICLE 6
                                  MISCELLANEOUS
         Section 6.1. Amendments. These Bylaws may be altered, amended or repealed or new bylaws adopted, only by the affirmative vote of all of the members of the entire Board of Directors.
         Section 6.2. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.


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